Exhibit 10.31

Directors Grants

SURGICAL CARE AFFILIATES, INC.

2013 OMNIBUS LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

TIME-VESTING RESTRICTED UNITS

This Restricted Stock Unit Award Agreement (the “Agreement”), is entered into as of [—] (the “Grant Date”), by and between Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), and [—], a director of the Company or one or more of its Subsidiaries (the “Participant”).

Pursuant to the Surgical Care Affiliates, Inc. 2013 Omnibus Long-Term Incentive Plan, as amended (the “Plan”), the Board of Directors of the Company (or its Compensation Committee or a designee thereof) has determined that the Participant shall be granted an Incentive Award in the form of restricted stock units (“RSUs”) upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

1. Number of Units and Settlement. The Participant is hereby granted [—] RSUs, subject to the restrictions set forth herein. Each RSU granted hereunder represents the right to receive one share of the Company’s Common Stock on the Settlement Date (as defined herein), upon the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan. With respect to those RSUs for which the restrictions on transfer as set forth in Section 2(a) hereof have lapsed pursuant to Sections 4 and 5, the Settlement Date shall occur on the earliest to occur of (i) the termination of the Participant’s Employment (which shall include the Participant ceasing to serve as a director on the Company’s Board of Directors, if the Participant does not otherwise remain Employed and otherwise subject to Section 11(b) of the Plan) or (ii) the occurrence of a Change in Control.

2. Terms of Restricted Stock Units. The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a) The RSUs, and any interest therein, may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in the Plan and this Agreement applicable thereto.

(b) Notwithstanding any other provision of this Agreement, in no event shall any outstanding restrictions lapse prior to the satisfaction by the Participant of the liabilities described in Section 7 hereof.

(c) The Committee may, in its discretion, cancel all or any part of any outstanding restrictions prior to the expiration of the periods provided in Section 4 hereof.

Directors Grants

3. Rights as a Stockholder. Since the RSUs granted hereunder shall be settled in shares of the Company’s Common Stock, the Participant shall possess all incidents of ownership as to such shares that are transferred to the Participant in respect of the settlement of the RSUs, including the right to receive or reinvest dividends with respect to such shares (to the extent declared by the Company) and the right to vote such shares. Such incidents of ownership shall commence on each such respective Settlement Date, and only with respect to such shares that are transferred to the Participant on such Settlement Date.

4. Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse:

(a)	with respect to fifty percent (50%) of the RSUs, on the first anniversary of the Grant Date; and

(b)	with respect to fifty percent (50%) of the RSUs, on the second anniversary of the Grant Date.

Upon each lapse of restrictions relating to the RSUs, and provided that the Participant shall have complied with the Participant’s obligations under Section 7 hereof, the Company shall issue to the Participant or the Participant’s personal representative one share of Common Stock on the Company’s books and records, in exchange for each RSU with respect to which such restrictions have lapsed.

5. Effect of Certain Changes. In the event the Participant’s Employment is terminated without Cause within the two (2) year period following the consummation of a Change in Control, all restrictions then outstanding with respect to the RSUs shall automatically expire and be of no further force and effect, and full payment in respect of the RSUs granted hereunder shall be made as soon as practicable thereafter, and in any event not more than 30 days following such termination of Employment, but only if permissible under Section 409A of the Internal Revenue Code; if such settlement is not permissible under Section 409A, then settlement shall occur in accordance with the other terms of this Agreement. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement in effect immediately prior to such termination, (i) a failure of the Participant to reasonably and substantially perform his or her duties to the Company or any of its Subsidiaries (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the commission by the Participant of any felony or other serious crime; or (v) a breach by the Participant of the terms of any agreement with the Company or any Subsidiary or any Company policies.

6. Termination of Employment. In the event that the Participant ceases to be Employed by the Company or any of its Subsidiaries for any reason, all RSUs with respect to which the restrictions set forth in Section 4 hereof shall not yet have lapsed (taking into account Sections 2 and 5) shall thereupon be automatically forfeited by the Participant.

Directors Grants

7. Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the RSUs, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the settlement of the RSUs. Such payment shall be made in the form of cash, shares of Common Stock already owned or otherwise issuable upon the lapse of restrictions, or in a combination of such methods, subject to the terms of the Plan.

8. No Guarantee of Employment. Nothing set forth herein or in the Plan shall (i) confer upon the Participant any right of continued Employment for any period by the Company or any of its Subsidiaries, (ii) entitle the Participant to remuneration or benefits not set forth in the Plan, or (iii) interfere with or limit in any way the right of the Company or any Subsidiary to terminate such Participant’s Employment.

9. Notices. Any notice required or permitted under this Agreement shall be in writing and deemed given when (i) delivered personally, (ii) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (iii) delivered by overnight courier service. Such notices shall be sent to the Participant at the last address specified in the Company’s records (or such other address as the Participant may designate in writing to the Company), or to the Company at the following address (or such other address as the Company may designate in writing to the Participant):

Surgical Care Affiliates, Inc.

3000 Riverchase Galleria, Suite 500

Birmingham, AL 35244

Attn: General Counsel

10. Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to its conflict of law principles.

12. Incorporation of Plan. A copy of the Plan is attached hereto and incorporated herein by reference and made a part of this Agreement. This Agreement and the RSUs shall be subject to the terms of the Plan, as it may be amended from time to time, provided that such amendment of the Plan is made in accordance with Section 16 of the Plan.

13. Clawback Policies. Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting this award of RSUs pursuant to the Plan and this Agreement, agrees to comply with any Company request or demand for such recoupment.

Directors Grants

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

SURGICAL CARE AFFILIATES, INC.		PARTICIPANT:

By:
	Name:	[Name]
Title:

Date